UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2025

Chicago Atlantic BDC, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40564	86-2872887
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue Suite 1800
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 905-4923

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2025, Martin Rodgers resigned from his position as Chief Financial Officer of Chicago Atlantic BDC, Inc. (the “Company”), effective July 1, 2025. Mr. Rodgers’ decision to resign from his position as Chief Financial Officer of the Company was not due to a disagreement on any matter related to the Company’s operations, policies or practices.

On July 1, 2025, the board of directors of the Company (the “Board”) appointed Thomas Geoffroy to the position of Interim Chief Financial Officer of the Company, effective July 1, 2025. Mr. Geoffroy will serve as Interim Chief Financial Officer of the Company until his successor has been duly elected and qualified, or until the earlier of his resignation or removal.

Mr. Geoffroy, age 50, has over 20 years of accounting and finance experience with expertise in financial reporting, operations and internal controls for the financial services industry including extensive investment fund experience. Before joining Chicago Atlantic in 2022, Mr. Geoffroy was Chief Financial Officer of a NASDAQ listed mortgage REIT, a publicly traded credit-focused asset management firm, and family office. Prior to that he was Finance and Operations Principal (CFO), General Securities Principal and Chief Compliance Officer for United Capital Markets, a registered broker-dealer specializing in structured finance products. Mr. Geoffroy worked as Controller at Ares Management, and before that he served as Vice President of Fund Administration and Financial Reporting at S.A.C. Capital Advisors. Mr. Geoffroy spent 9 years as a CPA with Ernst & Young where he was a Senior Manager in the Financial Services Organization’s hedge fund audit practice.

On July 1, 2025, the Board appointed Gianni Fazio to the position of Chief Accounting Officer of the Company, effective July 1, 2025. Mr. Fazio will serve as Chief Accounting Officer of the Company until his successor has been duly elected and qualified, or until the earlier of his resignation or removal.

Mr. Fazio, age 29 is a licensed Certified Public Accountant with over 5 years of finance and accounting experience, focusing on the financial reporting and operations of investment managers. Prior to joining the Company in 2023, Mr. Fazio was a Venture Associate at Adit Ventures where he managed the operations and financial reporting of early-stage and late-stage venture funds. Mr. Fazio began his career as an auditor at Forvis Mazars. Mr. Fazio graduated with a Bachelor and Master of Science in Accountancy from the Long Island University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Number

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Atlantic BDC, Inc.

Date:	July 3, 2025	By:	/s/ Peter Sack
Chief Exectuive Officer